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                                                                  EXHIBIT 10.3

                        FORM OF SECURED PROMISSORY NOTE


$_________                                                January 2, 1996
                                                          Chicago, Illinois



      FOR VALUE RECEIVED, the undersigned, ___________, ("Maker") promises to pay to the order of Manufactured Home Communities, Inc., a Maryland corporation ("Payee", which term shall mean the holder, from time to time, of this Note), with an office at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, or at such other place as the holder hereof may from time to time designate, the principal sum of $_____________ with interest on the unpaid principal balance from time to time outstanding, at the rate set forth below, with payment of principal and interest to be made in lawful money of the United States which shall be legal tender for public and private debts at the time of payment, as follows:

            (a) Interest shall be computed on the basis of a three hundred sixty five (365) day year but for the actual number of days outstanding, at a rate per annum equal to five and ninety-one/100 percent (5.91%). Interest shall be payable quarterly in arrears, commencing on April 15, 1996 and on the fifteenth day of each July, October, January and April thereafter until the Maturity Date (as such term is hereinafter defined) out of Net Dividends as hereinafter provided. The total unpaid principal balance and all accrued but unpaid interest shall be due and payable on the Maturity Date. All payments of principal or interest shall be made to the holder of this Note not later than 1:00 p.m. on the date and at the place of payment designated by the holder hereof as aforesaid, and any payment received on such date but after such hour shall be deemed to have been paid to and received by the holder hereof on the next succeeding business day. If the date on which any payment is required to be made pursuant to this Note is not a business day, then such payment shall be due and payable on the next succeeding date which is not a Saturday, Sunday or legal holiday in the City of Chicago, State of Illinois.

            (b) As used in this Note, the term "Maturity Date" shall mean the date which is the first to occur of (i) January 2, 2005, or (ii) the date on which the Maker is no longer employed, for any reason whatsoever other than death or disability (as hereinafter defined), by the Payee or an affiliate thereof, or (iii) the date on which right to accelerate payment of this Note accrues to the holder hereof as otherwise provided in this Note or as provided in that certain Pledge Agreement of even date herewith (the "Pledge Agreement") given by Maker to Payee to secure the payment of this Note. For purposes hereof, disability shall mean Maker's inability to perform his usual and customary employment obligation for ninety (90) consecutive days.

      All such payments shall be made without reduction, and shall not be subject to any claim or offset of any kind or nature whatsoever.

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      1.    Permissible Prepayments.

            Provided Maker is not in default under this Note, or the Pledge Agreement or any other document relating to this Note (collectively, the "Loan Documents"), the principal amount of this Note or any interest accrued thereon may at any time and from time to time be prepaid in whole or in part, together with interest accrued thereon to the date of such prepayment, without premium, upon not less than ten (10) days' prior written notice to the Payee at the place of payment designated above.

      2.    Required Prepayments.

            Maker shall be required to pay to Payee all Net Dividends (as hereinafter defined) within thirty (30) days of receipt thereof by Maker to be credited against accrued and unpaid interest and the remainder, if any, to principal. "Net Dividends" shall mean any and all payments made by Payee and received by Maker solely in his capacity as a stockholder of Payee less that amount which results from multiplying the maximum rate of federal and state income taxes then payable by Maker with respect to receipt of such payments.

      3.    Default.

            At the option of Payee, this Note shall become immediately due and payable, without notice or demand, upon the occurrence at any time of any of the following:

            (a) failure to pay when due any payment of principal or interest due hereunder; or

            (b) the commencement of any proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Maker or the Maker makes an assignment for the benefit of creditors; or

            (c)   the occurrence of any other default by Maker under this Note;
      or

            (d) the occurrence of any other Event of Default as defined in and pursuant to the Pledge Agreement.

      4.    Remedies.

            If this Note is not paid when due, whether at maturity or by acceleration, Maker promises to pay all costs of collection, including without limitation attorneys' fees, and all expenses in connection with the protection or realization of the collateral securing this Note whether or not suit is filed hereon; such costs and expenses shall include without limitation all costs, attorneys' fees and expenses incurred by the holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the undersigned, vwhich in any way affects the exercise by the holder of its rights and remedies under this Note or under the Pledge



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Agreement or other agreement securing this Note. Should interest not be paid when due, it shall thereafter bear like interest as the principal. Additionally, in the event of any default under this Note, the interest rate provided for herein shall immediately without notice, increase to three percent (3%) over the interest rate described in paragraph (a) on page one hereof (the "Default Interest Rate").

      5.    Miscellaneous.

            A. Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.

            B. No single or partial exercise of any power hereunder or the Pledge Agreement shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in such order and in such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

            C. This Note is secured by the Pledge Agreement which contains provisions for the acceleration of the Maturity Date hereof upon the happening of certain stated events.

            D. Maker warrants and represents to Payee that the indebtedness evidenced by this Note is with respect to an exempt transaction under the Truth-In-Lending Act, 15 U.S.C. 1601 et seq. This Note has been executed and delivered in, and shall be governed by and construed under the laws of, the State of Illinois, and as such is exempt from the limitation upon interest that may be charged pursuant to the provisions of Chapter 17, Section 6404 of the Illinois Revised Statutes. Maker hereby submits to personal jurisdiction in said State for the enforcement of Maker's obligations hereunder, and waives any and all personal rights under the law of any other state to object to jurisdiction within such State for the purposes of litigation to enforce such obligations of Maker. In the event such litigation is commenced, Maker agrees that service of process may be made and personal jurisdiction over Maker obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Maker's appointed Agent for Service of Process in such State, which Agent Maker designates to be:

                          Sheli Z. Rosenberg
                          Equity Group Investments, Inc.
                          Two North Riverside Plaza
                          Chicago, Illinois  60606


      Maker may designate a substitute attorney as agent, or change the address to which said copies shall be sent, by notice to Payee at the place and in the manner more fully provided in the Stock Pledge Agreement.



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            E.   It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Maker and Payee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid or agreed to be paid to Payee or the holder hereof, or collected by Payee or such holder, for the use, forbearance or detention of the money loaned or to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the Loan Documents exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee or any other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker or to any other person making such payment on Maker's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Maker evidenced hereby outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the loan evidenced hereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and Payee.

            F. Time is of the essence with respect to the performance of the obligations of Maker under this Note, the Pledge Agreement and each other document securing this Note.

            G.   This Note consists of four (4) pages.

                                      MAKER:

                                      ____________________________